SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 26, 2000

RIDGEWOOD ELECTRIC POWER TRUST V
(Exact name of registrant as specified in charter)

Delaware                 0-24143                   22-3437351
(State or other            (Commission                        (IRS Employer
jurisdiction of             File Number)              Identification
organization)                                                  No.)

947 Linwood Avenue, Ridgewood, New Jersey 07450-2939
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:  (201) 447-9000



Item 5.  Other Events.

On October 26, 2000, Santee River Rubber Company ("Santee River") filed a petition in bankruptcy in the United States Bankruptcy Court for the District of South Carolina. The petition was filed by Santee River under Chapter 11 of the Bankruptcy Code. The Santee River facility continues to be closed and substantially all inventory has been disposed of. Discussions with other project participants as to the recapitalization of the project are continuing.

The Trust is considering whether it should recognize either a complete loss or a substantial impairment in the value of its investment in Santee River in its financial statements for the third quarter of 2000.






SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            RIDGEWOOD ELECTRIC POWER TRUST V


Date:  October 30, 2000    By /s/ Martin V. Quinn
                                      Martin V. Quinn,
                                      Executive Vice President
                                      and Chief Operating Officer